              Exhibit 99.1

Ooma Reports First Quarter Fiscal Year 2022 Financial Results

Sunnyvale, Calif., May 26, 2021 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for businesses and consumers, today released financial results for the fiscal first quarter ended April 30, 2021.

First Quarter Fiscal 2022 Financial Highlights:

•

Revenue: Total revenue was $45.6 million, up 13% year-over-year. Subscription and services revenue increased to $42.0 million from $37.6 million in the first quarter of fiscal 2021, and was 92% of total revenue, primarily driven by the growth of Ooma Business.

•

Net Income/Loss: GAAP net loss was $0.9 million, or $0.04 per basic and diluted share, compared to GAAP net loss of $1.1 million, or $0.05 per basic and diluted share, in the first quarter of fiscal 2021. Non-GAAP net income was $2.8 million, or $0.11 per diluted share, compared to non-GAAP net income of $2.4 million, or $0.11 per diluted share in the prior year period.

•	Adjusted EBITDA: Adjusted EBITDA was $3.5 million, compared to $3.0 million in the first quarter of fiscal 2021.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma executed well in the first quarter and delivered strong growth and financial results,” said Eric Stang, chief executive officer of Ooma. “Revenues from business customers grew 24% year over year and now represent 47% of total revenue, up from 45% in the previous quarter.  Ooma invested during the quarter in marketing and channel development, new features, and international reach as part of its plan for fiscal 2022 to drive business expansion. With strong Q1 performance and significant expansion efforts underway, we believe Ooma is well positioned for continued success.”

Business Outlook:

For the second quarter of fiscal 2022, Ooma expects:

•	Total revenue in the range of $46.0 million to $46.8 million.
•	GAAP net loss in the range of $1.2 million to $1.7 million and GAAP net loss per share in the range of $0.05 to $0.07.
•	Non-GAAP net income in the range of $1.9 million to $2.4 million and non-GAAP net income per share in the range of $0.08 to $0.10.

For the full fiscal year 2022, Ooma expects:

•	Total revenue in the range of $185.0 million to $187.0 million.
•	GAAP net loss in the range of $5.0 million to $7.0 million, and GAAP net loss per share in the range of $0.22 to $0.30.
•	Non-GAAP net income in the range of $7.5 million to $9.5 million, and non-GAAP net income per share in the range of $0.30 to $0.38.

The following is a reconciliation of GAAP net loss to non-GAAP net income and GAAP basic and diluted net loss per share to non-GAAP basic and diluted net income per share guidance for the second fiscal quarter ending July 31, 2021 and the fiscal year ending January 31, 2022 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	July 31, 2021	January 31, 2022
	(unaudited)
GAAP net loss	($1.2)-($1.7)	($5.0)-($7.0)
Stock-based compensation and related taxes	3.3	13.2
Amortization of intangible assets	0.3	1.3
Non-GAAP net income	$1.9-$2.4	$7.5-$9.5

GAAP net loss per share	($0.05)-($0.07)	($0.22)-($0.30)
Stock-based compensation and related taxes	0.14	0.55
Amortization of intangible assets	0.01	0.05
Non-GAAP net income per share	$0.08-$0.10	$0.30-$0.38

Weighted-average number of shares used in per share amounts:
Basic	23.4	23.5
Diluted	24.6	25.0

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, May 26, 2021. The news release with the financial results will be accessible from the company's website prior to the conference call.

Parties in the United States and Canada can access the call by dialing +1 (833) 233-4456, using conference ID 8439725. International parties can access the call by dialing +1 (647) 689-4135, using conference ID 8439725.

The webcast will be accessible on the Events and Presentations page of Ooma’s investor relations website, https://investors.ooma.com for a period of at least one year. A telephonic replay of the conference call will be available from 8:00 p.m. Eastern time on May 26, 2021 until 11:59 p.m. Eastern time on Wednesday, June 2, 2021. To access the replay, parties in the United States and Canada should call +1 (800) 585-8367 and use conference code 8439725. International parties should call +1 (416) 621-4642 and use conference code 8439725.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents the net income before interest and other income, income tax (if any), depreciation and amortization of capital expenditures, amortization of intangible assets, and stock-based compensation and related taxes. Other non-GAAP financial measures exclude stock-based compensation expense and related taxes and amortization of intangible assets.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose.  Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together.  Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer regarding future economic performance and financial positions, expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events.  Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: the impact of the COVID-19 pandemic on our business and the measures we take in response to the pandemic; our inability to attract new customers on a cost-effective basis; our inability to retain customers; our inability to realize expected returns from our investments made in connection with our international expansion efforts; intense competition; loss of key retailers and reseller partnerships; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the SEC, including the risk factors contained in our Annual Report on Form 10-K for the year ended January 31, 2021, filed with the SEC on April 7, 2021. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) creates powerful connected experiences for businesses and consumers, delivered from its smart cloud-based SaaS platform. For businesses of all sizes, Ooma provides advanced voice and collaboration features, including messaging, intelligent virtual attendants, and video conferencing to help them run more efficiently. For consumers, Ooma’s residential phone service provides PureVoice HD voice quality, advanced functionality and integration with their mobile devices. Learn more at www.ooma.com or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Mike Langberg

Director of Corporate Communications

Ooma, Inc.

press@ooma.com

(650) 566-6693

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	April 30,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$18,898	$17,298
Short-term investments	10,142	11,013
Accounts receivable, net	4,066	5,228
Inventories	13,478	12,233
Other current assets	10,558	10,222
Total current assets	57,142	55,994
Property and equipment, net	5,130	5,071
Operating lease right-of-use assets	5,541	6,045
Intangible assets, net	5,186	5,513
Goodwill	4,264	4,264
Other assets	12,805	12,210
Total assets	$90,068	$89,097

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,453	$7,499
Accrued expenses and other current liabilities	18,859	22,731
Deferred revenue	16,081	16,426
Total current liabilities	44,393	46,656
Long-term operating lease liabilities	2,743	2,815
Other liabilities	94	75
Total liabilities	47,230	49,546

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	170,755	166,577
Accumulated other comprehensive gain	3	7
Accumulated deficit	(127,924)	(127,037)
Total stockholders' equity	42,838	39,551
Total liabilities and stockholders' equity	$90,068	$89,097

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended
	April 30,	April 30,
	2021	2020
Revenue:
Subscription and services	$41,965	$37,616
Product and other	3,607	2,690
Total revenue	45,572	40,306

Cost of revenue:
Subscription and services	12,339	11,341
Product and other	5,151	3,790
Total cost of revenue	17,490	15,131
Gross profit	28,082	25,175

Operating expenses:
Sales and marketing	14,016	12,446
Research and development	9,307	8,846
General and administrative	5,725	5,028
Total operating expenses	29,048	26,320
Loss from operations	(966)	(1,145)
Interest and other income, net	79	79
Net loss	$(887)	$(1,066)

Net loss per share of common stock:
Basic and diluted	$(0.04)	$(0.05)
Weighted-average shares of common stock outstanding:
Basic and diluted	23,053,512	21,897,694

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended
	April 30,	April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(887)	$(1,066)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	3,194	3,008
Depreciation and amortization of capital expenditures	773	713
Amortization of intangible assets	326	326
Non-cash operating lease expense	818	794
Other	10	30
Changes in operating assets and liabilities:
Accounts receivable, net	1,162	(830)
Inventories	(1,206)	(1,698)
Other assets	(970)	(670)
Accounts payable and other liabilities	(2,470)	(3,006)
Deferred revenue	(326)	(449)
Net cash provided by (used in) operating activities	424	(2,848)

Cash flows from investing activities:
Purchases of short-term investments	(6,043)	(9,015)
Proceeds from maturities and sales of short-term investments	6,900	9,186
Capital expenditures	(665)	(762)
Net cash provided by (used in) investing activities	192	(591)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,469	1,267
Shares repurchased for tax withholdings on vesting of restricted stock units	(485)	(472)
Net cash provided by financing activities	984	795
Net increase (decrease) in cash and cash equivalents	1,600	(2,644)
Cash and cash equivalents at beginning of period	17,298	11,680
Cash and cash equivalents at end of period	$18,898	$9,036

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended
	April 30,	April 30,
	2021	2020
Revenue	$45,572	$40,306

GAAP gross profit	$28,082	$25,175
Stock-based compensation and related taxes	289	270
Amortization of intangible assets	73	73
Non-GAAP gross profit	$28,444	$25,518

Gross margin on a GAAP basis	62%	62%
Gross margin on a Non-GAAP basis	62%	63%

GAAP operating loss	$(966)	$(1,145)
Stock-based compensation and related taxes	3,325	3,134
Amortization of intangible assets	326	326
Non-GAAP operating income	$2,685	$2,315

GAAP net loss	$(887)	$(1,066)
Stock-based compensation and related taxes	3,325	3,134
Amortization of intangible assets	326	326
Non-GAAP net income	$2,764	$2,394

GAAP basic and diluted net loss per share	$(0.04)	$(0.05)
Stock-based compensation and related taxes	0.15	0.14
Amortization of intangible assets	0.01	0.02
Non-GAAP net income per basic share	$0.12	$0.11
Non-GAAP net income per diluted share	$0.11	$0.11

GAAP weighted-average basic and diluted shares	23,053,512	21,897,694
Non-GAAP weighted-average diluted shares	24,243,472	22,767,002

GAAP net loss	$(887)	$(1,066)
Reconciling items:
Interest and other income, net	(79)	(79)
Depreciation and amortization of capital expenditures	773	713
Amortization of intangible assets	326	326
Stock-based compensation and related taxes	3,325	3,134
Adjusted EBITDA	$3,458	$3,028